Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274665

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 29, 2023)

Up to $1,815,976 Series B Senior Secured Convertible Notes

Shares of Common Stock Issuable Upon Conversion of

the Series B Senior Secured Convertible Notes

iPower Inc.

iPower Inc. (the “Company” or “we”) is offering by this prospectus supplement up to $1,815,976 aggregate principal amount of a series B of senior secured convertible notes (the “Series B Convertible Notes”) to a certain institutional investor (the “Investor”), and (ii) the shares of common stock, par value $0.001 per share (the “common stock”) issuable from time to time upon conversion of the Series B Convertible Notes (the “Series B Conversion Shares”).

On December 23, 2025, the Company entered into a Securities Purchase Agreement with the Investor (the “Purchase Agreement”) providing for the purchase by the Investor of (i) a series A senior secured convertible note in the aggregate original principal amount of up to $5,184,024 (the “Series A Convertible Notes,” together with the Series B Convertible Notes, the “Convertible Notes”), and shares of common stock issuable pursuant to the terms of the Series A Convertible Notes, (the “Series A Conversion Shares”) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act and (ii) up to $1,815,976 aggregate principal amount of Series B Convertible Notes and the Series B Conversion Shares pursuant to a currently effective shelf registration statement on Form S-3 (File No. 333-274665), which has been declared effective by the SEC on September 29, 2023.

This prospectus supplement relates to the shelf registration statement on Form S-3 (File No. 333-274665), originally filed on September 25, 2023 and declared effective on September 29, 2023, and registers only the Series B Convertible Notes and the Series B Conversion Shares. The Series A Convertible Notes and the Series A Conversion Shares are not being registered under this prospectus supplement.

The Convertible Notes, when issued, will constitute secured obligations of the Company and will, subject to certain exceptions thereof, rank senior to all of our outstanding and future indebtedness.

The Convertible Notes will bear interest at the rate of 10% per annum, with such interest to be payable commencing January 1, 2026, in shares of common stock or, at the Company’s option, in cash or a combination thereof, and will mature on December 23, 2027, unless earlier converted or redeemed in accordance with their terms. For a more detailed description of the Purchase Agreement and the Convertible Notes, please see our Current Report on Form 8-K filed with the SEC on December 23, 2025, which we incorporate herein by reference.

The holder may convert all or any portion of the outstanding principal and accrued interest of each Convertible Note at any time after the issuance date. The conversion price is $17.70 per share, subject to adjustment as provided in the Convertible Notes. Additionally, the holder may elect; subject to certain conditions, an alternate conversion at the “Alternate Conversion Price,” which is different than the fixed conversion price decided pursuant to the terms of the Convertible Notes. The holder’s ability to convert is subject to a beneficial ownership limitation of 4.99% (which may be increased up to 9.99% upon 61 days’ notice). If the Company fails to timely deliver shares upon conversion, the holder is entitled to penalties of 1% per day of the conversion value and may void the conversion notice.

We have agreed to maintain, at all times while any Convertible Notes are outstanding, a reserve of authorized but unissued shares of common stock equal to at least 100% of the number of shares issuable upon full conversion of all outstanding Convertible Notes.

The registration of the issuance of common stock hereunder does not necessarily mean that the Investor will convert any Series B Convertible Notes. We will not receive any proceeds from the issuance of shares upon conversion of the Convertible Notes, but we will receive proceeds from the sale of Convertible Notes issued to the Investor pursuant to the Purchase Agreement.

We intend to use the net proceeds from the offering of the Convertible Notes primarily for the acquisition of cryptocurrency (including Bitcoin and Ethereum) to serve as reserve assets, repayment of a bridge loan, working capital and general corporate purposes, and payment of placement agent fees. We have agreed not to use the net proceeds for certain purposes, including satisfaction of other indebtedness (except as specifically permitted), redemption or repurchase of securities (except as permitted), or settlement of outstanding litigation. For a more detailed description of the use of proceeds, see “Use of Proceeds” in this prospectus supplement.

We have engaged Digital Offering LLC as the placement agent (the “Placement Agent”) with respect to the offering of the Convertible Notes. The Placement Agent is not purchasing or selling any securities offered hereby, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, but it has agreed to use its reasonable commercial efforts to arrange for the sale of all of the securities. We have agreed to pay the Placement Agent $394,800 cash placement agent fees for its service. See “Plan of Distribution” beginning on page S-26 of this prospectus supplement for more information regarding these arrangements.

No public market currently exists for the Convertible Notes, and we do not intend to apply to list the Convertible Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “IPW.” On December 22, 2025, the closing price of our common stock on the Nasdaq was $11.80 per share.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any risk factors that are included in our filings with the SEC, that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 23, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that forms a part of our effective registration statement on Form S-3 (File No. 333-274665). The accompanying prospectus, dated September 29, 2023, and this prospectus supplement are part of a “shelf” registration under the Securities Act. Under the shelf registration statement, we may offer and sell from time to time, in one or more offerings, the securities described in the accompanying prospectus. This prospectus supplement provides specific information about the offering of the Series B Convertible Notes and the shares of common stock issuable upon their conversion and should be read together with the accompanying prospectus and the documents incorporated by reference therein.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

We have not authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We do not take responsibility for, or provide assurances as to, the reliability of any other information that others may give you.

We are offering the Series B Convertible Notes, which are convertible into shares of our common stock, directly to the investors in the Series B Convertible Notes only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the Series B Convertible Notes. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section below, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our Series B Convertible Notes.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus supplement to “IPW,” the “Company,” “we,” “us” and “our” refer to iPower Inc. and its consolidated subsidiaries.

iPower and the iPower logo are our trademarks. This prospectus supplement, accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy, product development strategy, and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	our strategies and plans regarding the acquisition and use of cryptocurrency as reserve assets;

•	our financial and business performance, including our financial projections and business metrics;

•	macroeconomic conditions, including labor disputes, depreciation of the U.S. dollar, volatility in the capital markets, U.S.-China relations, inflationary impacts and disruptions to the global supply chain;

•	the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	increase in supply chain costs, including raw materials, sourcing, and transportation;

•	our inability to anticipate the future market demands and future needs of our customers;

•	the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on our sourcing operations and supply chain;

•	our ability to meet the prospective delivery time for our products and fulfill customer orders;

•	our future capital requirements and sources and uses of cash;

•	our ability to cover our future capital expenditures and to pay down our near-term debt obligations;

•	our ability to obtain funding and raise capital for our operations;

•	our ability to access the capital markets and credit markets;

•	our anticipated financial performance, including gross margin, and the expectation that our future results of operations will fluctuate on a quarterly basis for the foreseeable future;

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•	our expected capital expenditures, cost of revenue and other future expenses, and the sources of funds to satisfy the liquidity needs of the Company;

•	our ability to maintain the listing of our common stock on the Nasdaq;

•	technology, cybersecurity, and data privacy risks;

•	intense market competition;

•	geopolitical conditions, including political instability in the U.S. and China, unrest and sanctions, war, conflict, including the ongoing conflicts between Russia and Ukraine, conflicts in the Middle East, and increasing tensions between China and Taiwan;

•	legislative and regulatory risks, including those relating to the recent enactment of the One Big Beautiful Bill Act;

•	uncertainties and risks relating to new trade regulations, including tariffs and export control regulations;

•	the market price and value of digital assets are highly volatile, which may materially and adversely affect the value of our digital asset holdings and our financial condition;

•	the regulatory environment governing digital assets is evolving, uncertain, and subject to change, which could adversely affect our business, financial condition, and results of operations;

•	reputational risks; and

•	other risks and uncertainties described in the registration statement of which this prospectus supplement forms a part, including those under the section entitled “Risk Factors” and those incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the SEC, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Overview

Driven by technology and data, iPower operates as an online retailer and supplier of consumer goods and provides value-added e-commerce services to third-party products and brands. Our capabilities include established online sales channels, robust fulfillment operations, a network of warehouses serving the United States, competitive last-mile delivery partners, and a differentiated business intelligence platform. Leveraging these capabilities, we utilize proprietary, data-driven methodologies to support product launches and sales optimization, with the objective of efficiently bringing products to market and delivering value to customers in the United States and other markets.

Our sales channels currently include Amazon Vendor Central, Amazon Seller Central (3P), Walmart.com, TikTok, Temu, other online marketplaces, and our owned e-commerce websites.

We are also actively developing and marketing in-house branded products, as well as products offered through supply-chain partners. Our current brand portfolio includes iPower, Simple Deluxe, and other brands, offering products across categories such as home goods, fans, pet products, outdoor and gardening products, and consumer electronics. While we continue to focus on our core product categories, we seek to expand our product catalog through additional in-house development and partnerships with suppliers, guided by market data analytics.

With this offering, we are expanding our operations to include a digital asset reserve, allocation and development treasury strategy (the “Digital Treasury Strategy”), which will be conducted out of our wholly-owned subsidiary, iPower Smart, LLC (“iPower Smart”). We will use $4.7 million of the funds from this offering to invest in Bitcoin (“BTC”) and Ethereum (“ETH”), as well as stable coins.

iPower is positioning itself at the intersection of digital assets and real-world commerce by leveraging its established e-commerce, logistics, and data infrastructure to support the distribution and integration of compliant digital-asset products through licensed partners.

We initiated the Digital Treasury Strategy on June 17, 2025 with the plan of creating a Digital Treasury Strategy business. As this Digital Treasury Strategy is a newly planned addition to our business model, we cannot predict its success or how it will affect our business over the long term.

The Digital Treasury Strategy is intended to provide measured, long-term exposure to digital assets that management believes may become increasingly integrated into commerce, while aligning the Company’s treasury strategy with its operational focus on digital-asset-related initiatives.

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Global Economic Disruption

While at present the majority of our products are sourced either in the United States or China, the military conflict between Russia and Ukraine may nonetheless increase the likelihood of supply chain interruptions and hinder our ability to find the materials we need to make our products. Thus far, as a result of the general global economic disruption, we have experienced a decrease in the speed with which we have been able to purchase new inventory, as well as an increase in costs due to delays in shipping, resulting increase in time with which products remain in our warehouse facilities, thus resulting in reduced profits. In addition, supply chain disruptions may make it harder for us to find favorable pricing and reliable sources for the materials we need, putting upward pressure on our costs and increasing the risk that we may be unable to acquire the materials and services we need to continue to make certain products.

Corporate Information

The Company, a Nevada corporation, was formed on April 11, 2018 under the name BZRTH Inc. On September 4, 2020, we filed a Certificate of Amendment with the State of Nevada changing our name to iPower Inc. Our principal offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730, and our phone number is (626) 863-7344. Our business website is www.meetipower.com. The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our websites is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

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The Offering

The summary below contains basic information about the Series B Convertible Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Series B Convertible Notes, please refer to the section of this prospectus supplement entitled “Description of the Series B Convertible Notes” on page S-23.

Securities Offered:	Up to $1,815,976 aggregate principal amount of Series B Convertible Notes and the shares of common stock issuable upon conversion of the Series B Convertible Notes.

Original Principal Amount:	$1,815,976.

Interest; Interest Rate:	The Series B Convertible Notes will bear interest at the rate of 10% per annum.

Ranking:	Senior secured obligations of the Company, ranking senior to all of the Company’s outstanding and future indebtedness, subject to certain exceptions.

Conversion Price:	$17.70, subject to adjustment as provided in the Series B Convertible Notes.

Maturity Date:	December 23, 2027

Common Stock Outstanding Immediately Prior to and after This Offering:	1,065,962 shares (without giving effect to any common stock issuable upon conversion of the Series B Convertible Notes).

Conversion:	The holder may convert at (i) a fixed conversion price or (ii) an alternate conversion price equal to the lower of (A) the conversion price or (B) the greater of the floor price or 95% of the lowest VWAP during the seven (7) trading day period preceding conversion (or 90% of the lowest VWAP during the ten (10) trading day period during an event of default).

Beneficial Ownership Limitation:	Conversions are prohibited to the extent they would cause the Investor (together with its affiliates) to beneficially own more than 4.99% of our outstanding common stock. The Investor may elect to increase this limit to 9.99% with 61 days’ prior written notice to us.

Issuer Redemption Rights:	The Company may redeem all or any portion of the Series B Convertible Notes at 10% premium on the conversion amount being redeemed (or 15% premium during an event of default).

Use of Proceeds:	We intend to use the net proceeds from the offering of the Convertible Notes primarily for the acquisition of cryptocurrency (including BTC and ETH) to serve as reserve assets, repayment of a bridge loan, working capital and general corporate purposes, and payment of placement agent fees. We have agreed not to use the net proceeds for certain purposes, including satisfaction of other indebtedness (except as specifically permitted), redemption or repurchase of securities (except as permitted), or settlement of outstanding litigation. For a more detailed description of the use of proceeds, see “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in our securities involves significant risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Nasdaq Trading Symbol:	IPW.

The common stock outstanding after the offering is based on 1,049,832 shares of our common stock outstanding as of December 23, 2025 and excludes the following:

•	9,747,078 shares of common stock which are reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan, of which a total of 222,804 shares have been granted and remain subject to vesting conditions including (i) 82,803 restricted stock units, (ii) options to purchase 140,000 shares of common stock, of which 18,334 shares are vested and the remainder of which remain subject to vesting conditions; and

•	69,445 shares of common stock underlying the warrants issued on June 18, 2024 in a registered direct offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference in this prospectus supplement and the accompanying prospectus, any amendment or update thereto reflected in our subsequent filings with the SEC, and all of the other information in this prospectus supplement and the accompanying prospectus and the documents that we have incorporated by reference herein and therein, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to this Offering

We have limited the use of proceeds from this offering to specific purposes, which may limit our flexibility and expose us to risks associated with cryptocurrency investments.

As described in the section entitled “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds from this offering primarily for the acquisition of cryptocurrency (including BTC, ETH and stablecoins) to serve as reserve assets, repayment of a bridge loan, working capital and general corporate purposes, and payment of placement agent fees. We have agreed to certain restrictions on the use of proceeds, including limitations on repaying other indebtedness, redeeming securities, and settling litigation.

While we believe these intended uses will benefit our stockholders, there are significant risks associated with our planned allocation of proceeds. A substantial portion of the proceeds will be used to acquire BTC and ETH, which are highly volatile digital assets. The value of these cryptocurrency holdings may decline significantly, which could adversely affect our financial condition and stock price. Additionally, the restrictions on use of proceeds may limit our ability to respond to changing business conditions or unexpected opportunities or needs. We may not successfully implement our intended uses of proceeds, including the timing and terms of cryptocurrency acquisitions. Furthermore, within the permitted uses for working capital purposes, we will have some discretion in allocating proceeds, and we may not deploy these amounts effectively.

If we do not successfully execute our intended use of proceeds or if our cryptocurrency investments decline in value, our financial results could be adversely affected and our stock price may decline.

Sales of a substantial number of shares of our common stock in the public market could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. We have registered shares of our common stock that we have issued and may in the future issue under our employee equity incentive plans. These shares may be sold freely in the public market upon issuance, subject to relevant vesting schedules, and applicable securities laws. In addition, we may in the future issue equity securities as consideration for various types of corporate transactions, including acquisitions, strategic partnerships and licensing transactions, which results in dilution to our existing stockholders and may result in additional sales of our common stock. Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price.

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There is no existing trading market for the Series B Convertible Notes.

There is no existing trading market for the Series B Convertible Notes. We do not intend to apply for listing of the Series B Convertible Notes on any securities exchange or to arrange for quotation on any interdealer quotation system. It is unlikely that an active trading market will develop for the Series B Convertible Notes. Unless an active trading market develops, you may not be able to sell the Series B Convertible Notes at a particular time or at a favorable price.

Holders of the Series B Convertible Notes will not have voting rights.

The holders of the Series B Convertible Notes will not have voting rights, except as may be required by law and as expressly provided in the Series B Convertible Notes. This means that holders of the Series B Convertible Notes will not be able to vote on matters submitted to our stockholders for approval, such as the election of directors, mergers, amendments to our certificate of incorporation or bylaws, or other significant corporate transactions, even though such matters may affect the value of the Series B Convertible Notes or the common stock issuable upon conversion thereof.

The sale or availability for sale of shares issuable upon conversion of the Series B Convertible Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that one or more investors in the Series B Convertible Notes sell shares of our common stock issued upon conversion of the Series B Convertible Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for the foreseeable future.

In the event we are unable to convert the Series A Convertible Notes or Series B Convertible Notes, servicing our debt may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our obligations under the Series A or Series B Convertible Notes.

Our ability to make payments of principal or to pay interest on or to refinance the Series A Convertible Notes or Series B Convertible Notes depends on our future performance, which is subject to economic, financial, competitive and other factors, some of which are beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under the Series A Convertible Notes or Series B Convertible Notes. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance the Series B Convertible Notes will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Series B Convertible Notes.

As an investor, you may lose all of your investment.

Investing in our securities involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

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You may experience dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into shares of common stock, in future transactions may be lower than the price per share paid by investors in this offering.

An active trading market for our common stock may not be maintained.

Our common stock is currently traded on The Nasdaq Capital Market, but we can provide no assurance that we will be able to maintain an active trading market on this or any other exchange in the future. If an active market for our common stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares.

Risks Related to Our Digital Treasury Strategy

Our Digital Treasury Strategy exposes us to various risks, including risks associated with bitcoin.

Our Digital Treasury Strategy exposes us to various risks, including the following:

Bitcoin and other digital assets are highly volatile assets. Bitcoin (BTC) and Ethereum (ETH) are highly volatile assets. BTC has traded below $75,000 per bitcoin and above $120,000 per bitcoin on the Coinbase exchange (a principal market for bitcoin) in the 12 months preceding the date of this Offering. The trading price of bitcoin significantly decreased during prior periods, and such declines may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

While our Digital Treasury Strategy is new, our bitcoin holdings could significantly impact our financial results and the market price of our listed securities. Any bitcoin holdings we purchase could significantly affect our financial results. If we continue to invest in bitcoin and increase our overall holdings of bitcoin in the future, they will have an even greater impact on our financial results and the market price of our listed securities.

We intend to purchase bitcoin primarily using proceeds from equity and debt financings. Our ability to achieve the objectives of our Digital Treasury Strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our Digital Treasury Strategy.

Our Digital Treasury Strategy has not been tested and we cannot be certain it will be successful. As we roll out our new Digital Treasury Strategy, we will need to continually examine the risks and rewards of our strategy to acquire and hold BTC and ETH. This strategy has not been tested over an extended period of time or under different market conditions. For example, although we believe BTC, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of BTC declined in recent periods during which the inflation rate increased. If BTC or ETH prices were to decrease or our Digital Treasury Strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we will implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the digital assets we own in custody accounts at institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held BTC or ETH were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such digital assets, or delaying or hindering our access to our digital asset holdings, and this may ultimately result in the loss of the value related to some or all of such bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our listed securities.

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The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of BTC, ETH or stablecoins. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our BTC or ETH, they have, in the short-term, likely negatively impacted the adoption rate and use of bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of BTC or ETH, limit the availability to us of financing collateralized by BTC or ETH or create or expose additional counterparty risks.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. We intend to adopt ASU 2023-08 at the inception date of our digital asset holdings,  which requires us to measure our holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our digital assets in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our digital asset holdings. Due in particular to the volatility in the price of BTC and ETH, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our BTC or ETH on our balance sheet. Unrealized fair value gains on our digital asset holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022, and ASU 2023-08 could also have adverse tax consequences. These impacts could in turn have a material adverse effect on our financial results and the market price of our listed securities. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of inception date of our digital asset holdings and not permitting retrospective restatement of our historical financial statements, our future results will not be comparable to results from periods prior to our adoption of the guidance.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Digital assets can be highly volatile assets, and, in the event we develop significant digital asset holdings, fluctuations in the price are likely to influence our financial results and the market price of our listed securities.

Digital assets can be highly volatile assets, and, in the event we develop significant holdings, fluctuations in the price are likely to influence our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if we hold substantial digital assets and the price decreased substantially, including as a result of:

•	decreased user and investor confidence in our digital asset holdings, including due to the various factors described herein;
•	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors; (ii) actual or expected significant dispositions of digital assets by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of digital assets associated with significant hacks, seizures, or forfeitures, such as the transfers of BTC to (a) creditors of the hacked cryptocurrency exchange Mt. Gox which distribution began in July 2024, (b) claimants following proceedings related to a 2016 hack of Bitfinex—which claims are currently being adjudicated, (c) the German government following the seizure of about 50,000 bitcoin in January 2024 from the operator of Movie2k.to, or (d) the Northern District Court of California granting the U.S. Department of Justice in January 2025 the right to liquidate 69,370 bitcoin seized from the Silk Road marketplace; and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin exchange-traded products (“ETPs”);
•	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, digital asset or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

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•	changes in consumer preferences and the perceived value or prospects of bitcoin;
•	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
•	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;
•	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto;
•	developments relating to the Bitcoin protocol, including (i) changes to the Bitcoin protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the Bitcoin blockchain, changes to the maximum number of bitcoin outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the Bitcoin protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the Bitcoin protocol that introduce software bugs, security risks or other elements that adversely affect bitcoin;
•	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which has now been dropped but which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;
•	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;
•	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;
•	further reductions in mining rewards of bitcoin, including due to block reward halving events, which are events that occur after a specific period of time (approximately once every four years, the most recent of which occurred in April 2024) that reduce the block reward earned by “miners” who validate bitcoin transactions; increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining; new or enhanced regulation or taxation of bitcoin mining, which could further increase the costs associated with bitcoin mining, any of which may cause a decline in support for the Bitcoin network;
•	transaction congestion and fees associated with processing transactions on the Bitcoin network;
•	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;
•	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the Bitcoin blockchain becoming insecure or ineffective; and
•	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

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Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is evolving, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, within the past several years:

•	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries and the working group recently released a report outlining a proposed framework for regulating the digital asset market in the U.S.;
•	the European Union adopted Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like bitcoin;
•	in June 2023, the SEC filed complaints against Binance Holdings Ltd. (“Binance”) and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;
•	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;
•	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets”;
•	in November 2023, Binance and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States;
•	in May 2025, the SEC dismissed its civil enforcement action, which included charges of operating unregistered exchanges, broker-dealers and clearing agencies, as well as charges of the unregistered offer and sale of securities, against Binance, its related entities BAM Trading Services Inc. and BAM Management US Holdings Inc, and its founder, Changpeng Zhao; and
•	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and bitcoin specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of bitcoin, as well as our ability to hold or transact in bitcoin, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in the Digital Treasury Strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

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The growth of the digital assets industry in general, and the use and acceptance of BTC or ETH in particular, may also impact the price of BTC or ETH and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of BTC, ETH or other cryptocurrency may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to BTC, ETH or other cryptocurrency, institutional demand for cryptocurrency as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for BTC or ETH as a store of value or means of payment, and the availability and popularity of alternatives to BTC or ETH. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because digital assets have no physical existence beyond the record of transactions on the Bitcoin or other blockchain, a variety of technical factors related to the BTH blockchain could also impact the price of BTH. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the Bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Actions by U.S. banking regulators, such as the issuance in February 2023 by Federal banking agencies of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for bitcoin-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

We will commence our Digital Treasury Strategy following this offering. As a result, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin.

The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the FASB issued ASU 2023-08, which we will need to adopt going forward. We determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange (our principal market for bitcoin).

ASU 2023-08 requires us to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our digital assets in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our digital asset holdings. ASU 2023-08 does not permit retrospective restatement of prior periods. Accordingly, we expect the adoption of ASU 2023-08 to significantly affect the carrying value of our digital assets on our balance sheet.

As a result of our adoption of ASU 2023-08, we may incur greater losses during periods when we previously would have incurred smaller losses or no losses because we had already impaired the carrying value of our digital assets to a low price observed during a prior period, and we may also incur gains during periods when the market value of BTC or ETH rises, as compared to periods prior to January 1, 2025, when we would not have incurred any gains under similar circumstances. Accordingly, due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to increase the volatility of our financial results. Additionally, as a result of ASU 2023-08 requiring a cumulative-effect adjustment to our opening balance of retained earnings as of January 1, 2025 and not permitting retrospective restatement of prior periods, our future results will not be comparable to results from periods prior to our adoption of the guidance.

Because we intend to purchase additional bitcoin in future periods and increase our overall holdings of BTC, ETH or other digital assets, we expect that the proportion of our total assets represented by our Digital Treasury holdings will increase in the future. As a result, and in particular due to our adoption of ASU 2023-08, volatility in our earnings may be significantly more than what we experienced in prior periods.

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The availability of spot exchange traded products (“ETPs”) for bitcoin and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin and other digital assets have experienced a surge of investor attention since bitcoin was invented in 2008, until recently investors in the United States had limited means to gain direct exposure to bitcoin and other digital assets through traditional investment channels, and instead generally were only able to hold bitcoin or other digital assets through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin through investment vehicles that hold bitcoin and issue shares representing fractional undivided interests in their underlying bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of bitcoin as well as a decline in the value of our common stock relative to the value of our bitcoin.

Although we are an operating company, and we believe we offer a different value proposition than a bitcoin investment vehicle such as a spot bitcoin ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot bitcoin ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot bitcoin ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying bitcoin or other digital asset we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Nevada corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to bitcoin, such as bitcoin futures exchange-traded funds (“ETFs”), leveraged bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin and other digital assets could have a material adverse effect on the market price of our listed securities.

Our Digital Treasury Strategy subjects us to enhanced regulatory oversight.

As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

S-14

Our bitcoin holdings will serve as collateral securing our outstanding indebtedness to the Investor following this Offering. In addition, we may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our bitcoin or other digital asset holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our digital asset holdings. These types of bitcoin- and cryptocurrency-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin- or cryptocurrency-related transactions we may enter into, beyond simply acquiring and holding BTC or ETH, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022, which brought increased regulatory scrutiny to the digital asset industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin or other digital assets.

In addition, private actors that are wary of bitcoin, other digital assets, or the regulatory concerns associated with digital assets in general have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin and digital asset trading venues, such trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin and other digital asset trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many digital asset trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in BTC, ETH or other digital asset trading venues, including prominent exchanges that handle a significant volume of digital asset trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023 complaint against Binance Holdings Ltd. that Binance committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging that such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived wash trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, after which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. As the price of our listed securities is affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our listed securities.

S-15

The concentration of our bitcoin holdings enhances the risks inherent in our Digital Treasury Strategy.

While we are only just beginning our acquisition of bitcoin, we anticipate that the concentration of our bitcoin holdings will limit the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Digital Treasury Strategy. Any future significant declines in the price of bitcoin would have a pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our business.

As a result of our Digital Treasury Strategy, our digital assets are concentrated in BTC and ETH holdings. Accordingly, the emergence or growth of digital assets other than BTC or ETH may have a material adverse effect on our financial condition. As of December 31, 2024, bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the United Kingdom, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our business, prospects, financial condition, and operating results.

When acquired, our bitcoin holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions, including capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

S-16

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Substantially all of the bitcoin we own is held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin;
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. In the past, hackers have successfully employed a social engineering attack against one of our service providers and misappropriated our digital assets, although, to date, such events have not been material to our financial condition or operating results. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our business.

We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We hold, or will hold, our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

S-17

The insurance that covers losses of our bitcoin holdings covers only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the Bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities.

While we are only just commencing our Digital Treasury Strategy, in the future our assets may be concentrated in bitcoin holdings. While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the Investment Company Act of 1940, which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our Digital Treasury Strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

In addition, if bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our listed securities.

We monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If bitcoin is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of bitcoin as a percentage of our total assets. These steps may include, among others, selling bitcoin that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our bitcoin at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If bitcoin is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our Digital Treasury Strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Digital Treasury Strategy would require the approval of our board of directors, no shareholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin.

S-18

Our Digital Treasury Strategy exposes us to risk of non-performance by counterparties.

Our Digital Treasury Strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc., Binance Holdings Ltd., and Kraken, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our bitcoin, nor have such events adversely impacted our access to our bitcoin, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held bitcoin will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our bitcoin holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our bitcoin, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our financial results and the market price of our common stock may be affected by the price of Bitcoin.

As part of our capital allocation strategy for assets that are not required to provide working capital for our ongoing operations, we have invested and will continue to invest in bitcoin. After closing on the sale of Series A Convertible Notes and Series B Convertibles, we intend to purchase approximately $4.4 million in BTC and ETH, which will remain in a controlled account. The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. Moreover, digital assets, such as bitcoin, are relatively novel and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of bitcoin.

Any decrease in the fair value of bitcoin below our carrying value for such assets could require us to incur an impairment charge, and such charge could be material to our financial results for the applicable reporting period, which may create significant volatility in our reported earnings. Any decrease in reported earnings or increased volatility of such earnings could have a material adverse effect on the market price of our common stock. In addition, the application of generally accepted accounting principles in the United States with respect to bitcoin remains uncertain in some respects, and any future changes in the manner in which we account for our bitcoin assets could have a material adverse effect on our financial results and the market price of our common stock.

In addition, if investors view the value of our common stock as dependent upon or linked to the value or change in the value of our bitcoin holdings, the price of bitcoin may significantly influence the market price of our common stock.

S-19

The price of our common stock has been and may continue to be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock.

Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. With the adoption of our new bitcoin treasury strategy, we expect to see additional volatility. As a result of this volatility, you may not be able to sell your common stock. The market price for our common stock may be influenced by many factors, including:

•	our bitcoin treasury strategy;
•	the success of competitive products, services or technologies;
•	regulatory or legal developments in the United States and other countries;
•	the recruitment or departure of key personnel;
•	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	general economic, industry and market conditions; and
•	the other factors described in this ‘‘Risk Factors’’ section.

Our management may invest or spend the proceeds of any offering by the Company in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from any offering by the Company and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of additional products and services our pursuit of our new Digital Treasury Strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will not receive any proceeds from sales by the Selling Stockholders.

Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. Further, bitcoin we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered Solana or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

S-20

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Digital Treasury Strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding Solana.

We face other risks related to our Digital Treasury Strategy.

Our Digital Treasury Strategy exposes us to various risks, including the following:

•	bitcoin and other digital assets are subject to significant legal, commercial, regulatory, and technical uncertainty, and our Digital Treasury Strategy could subject us to enhanced regulatory oversight;
•	regulatory changes could impact our ability to operate validators or receive rewards;
•	regulatory scrutiny of the Company’s activities may increase, potentially limiting our operations;
•	potential litigation risks exist related to smart contract vulnerabilities, validator operations, or our business activities;
•	uncertainty around bitcoin’s regulatory status may impact our ability to list on certain exchanges;
•	changes in political administration may not guarantee a favorable regulatory environment for bitcoin;
•	increased regulatory focus on Layer-1 blockchains beyond Bitcoin and Ethereum could result in new compliance requirements.

S-21

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $1.6 million from this offering, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with the proceeds from the offering of the Series A Convertible Notes, primarily for the following purposes:

•	to acquire cryptocurrency, including Bitcoin and Ethereum, to serve as reserve assets for the Company;

•	to repay an outstanding bridge loan; and

•	to pay fees incurred in connection with the offering and for working capital and general corporate purposes.

We have agreed not to use the net proceeds, directly or indirectly, for the satisfaction of other indebtedness (except as specifically permitted), the redemption or repurchase of securities (except for certain permitted redemptions of preferred stock and similar instruments), or the settlement of outstanding litigation.

The amounts and timing of our actual expenditures will depend on numerous factors. Our management will have discretion over the use of proceeds within the permitted uses described above. Pending our use of the net proceeds from this offering, we intend to maintain the net proceeds as cash deposits or cash management instruments, such as U.S. government securities or money market mutual funds.

S-22

DESCRIPTION OF THE SERIES B CONVERTIBLE NOTES

We are offering up to $1,815,796 aggregate principal amount of our Series B senior secured convertible promissory notes, which we refer to herein as the “Series B Convertible Notes.” The Series B Convertible Notes are senior secured obligations of the Company, bear interest at 10% per annum and are convertible into shares of our common stock. The Series B Convertible Notes are being issued pursuant to this prospectus supplement, the Purchase Agreement, and the form of Series B Convertible Notes attached thereto.

This prospectus supplement also covers the shares of our common stock issuable from time to time upon conversion of the Series B Convertible Notes.

The following is a description of the material terms of the Series B Convertible Notes and the Purchase Agreement. Capitalized terms used in this description but not otherwise defined herein have the meanings assigned to them in the Series B Convertible Notes or the Purchase Agreement, as applicable. This summary is not complete and is qualified in its entirety by reference to the Series B Convertible Notes and the Purchase Agreement. Copies of those documents are available as described under “Where You Can Find More Information.”

General

The Series B Convertible Notes bear interest at 10% per annum, are senior secured obligations of the Company, and are convertible into shares of our common stock as described below.

At any time the Series B Convertible Notes are outstanding, we are required to reserve at least 100% of the number of shares of common stock necessary to effect the conversion of all outstanding Series B Convertible Notes at the Floor Price then in effect. The Series B Convertible Notes contain customary adjustment mechanisms for stock splits, stock dividends and other similar corporate events, as well as protections in the event of a fundamental transaction, each as described below.

Offering Price; Principal Amount

We are offering up to $1,815,976 aggregate principal amount of Series B Convertible Notes pursuant to this prospectus supplement.

Maturity Date

Unless earlier converted or redeemed, the Series B Convertible Notes will mature on December 23, 2027. On the Maturity Date, the Company is required to pay to the holder in cash all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges. The Company may not prepay the Series B Convertible Notes except as specifically permitted.

Interest

The Series B Convertible Notes bear interest at 10% per annum, payable monthly on the first trading day of each calendar month, with the first payment commencing January 1, 2026. Upon the occurrence and during the continuance of an event of default, the interest rate on the Series B Convertible Notes will increase by 7.0% per annum. Interest is payable in shares of common stock, so long as there has been no Equity Conditions Failure or, at the Company’s option, in cash or a combination thereof. Interest payable in shares of common stock will be calculated based on the number of shares equal to the amount of interest payable divided by the Alternate Conversion Price in effect on the applicable interest date.

Conversion at the Option of the Holder

The holder may convert all or any portion of the outstanding principal and accrued interest at any time after the issuance date; provided that, prior to the three-month anniversary of the Issuance Date, the amount of Series B Convertible Notes converted at the Alternate Optional Conversion Price may not exceed an aggregate of $2,000,000.

S-23

Conversion Price

The fixed Conversion Price is $17.70 per share during the first three months, to be adjusted to $14.16 per share thereafter, and otherwise subject to adjustment as provided in the Series B Convertible Notes.

The holder may elect to convert at an Alternate Conversion Price, which provides for conversion at a discounted price based on recent trading VWAP. The Alternate Optional Conversion Price is equal to the lower of (i) the Conversion Price or (ii) the greater of (x) the Floor Price or (y) 95% of the lowest VWAP during the seven (7) consecutive trading day period ending on the trading day immediately preceding delivery of the conversion notice. The Alternate Event of Default Conversion Price is equal to the lower of (i) the Conversion Price or (ii) the greater of (x) the Floor Price or (y) 90% of the lowest VWAP during the ten (10) consecutive trading day period ending on the trading day immediately preceding delivery of the conversion notice. The Floor Price is $2.27 per share, subject to adjustment.

Beneficial Ownership Limitation

Conversions are prohibited to the extent they would result in the holder beneficially owning more than 4.99% of our outstanding common stock. The holder may increase this limitation up to 9.99% upon 61 days’ prior written notice to the Company.

Company Redemption Rights

The Company may redeem all or any portion of the outstanding conversion amount at any time at a premium of 10% of the conversion amount being redeemed (or a premium of 15% during an Event of Default Redemption Right Period).

Fundamental Transactions and Change of Control

Upon a Fundamental Transaction, the Company must either (i) cause any successor entity to assume the Company’s obligations under the Series B Convertible Notes or (ii) permit the holder to require redemption at the Change of Control Redemption Price. A Fundamental Transaction includes any transaction that would result in a change of control of the Company or a sale of substantially all of its assets.

Anti-Dilution Adjustments

The Conversion Price is subject to adjustment upon stock splits, stock dividends, stock combinations, recapitalizations and similar events, issuance of common stock, options or convertible securities at prices below 115% of the Conversion Price then in effect (subject to certain conditions), distributions to stockholders, and other dilutive events. The holder is entitled to participate in purchase rights and distributions made to common stockholders as if the holder had converted the Series B Convertible Notes.

Delivery of Shares Upon Conversion

Conversion shares must be delivered within one trading day after the Company’s receipt of a conversion notice. If the Company fails to deliver shares when due on more than two occasions, it is required to pay liquidated damages equal to 1% per day of the product of (i) the number of shares not delivered times (ii) any trading price selected by the holder during the period from the conversion date to the share delivery deadline. The holder also has buy-in rights if the Company fails to timely deliver shares.

Additional Covenants

While the Series B Convertible Notes remain outstanding, the Company is subject to various restrictive covenants, including limitations on incurrence of additional indebtedness (other than permitted indebtedness), creation of liens (other than permitted liens), restricted payments and investments, redemption of equity securities, transfer of assets (other than in the ordinary course), transactions with affiliates, and changes in the nature of business.

S-24

Security

The Series B Convertible Notes and the Series A Convertible Notes issued under the Purchase Agreement are secured obligations of the Company, secured by substantially all of the assets of the Company and certain of its subsidiaries pursuant to the Security Agreement and other security documents.

Ranking

The Series B Convertible Notes constitute senior secured obligations of the Company and rank senior to all of the Company’s other outstanding and future indebtedness, subject to certain exceptions for permitted indebtedness.

Common Stock

A description of the common stock that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 10 of the accompanying prospectus.

S-25

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the investors. We entered into the Purchase Agreement directly with institutional investors who have agreed to purchase the Series B Convertible Notes and shares issuable upon conversion of the Series B Convertible Notes. We will only sell such securities to investors who have entered into the Purchase Agreement.

We currently anticipate that the closing of the sale of the Series B Convertible Notes is expected to take place on or about December 23, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the Series B Convertible Notes offered under this prospectus supplement will be approximately $1.6 million, after deducting estimated offering expenses payable by us.

We do not intend to apply to list the Series B Convertible Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system.

We have engaged Digital Offering LLC, or the Placement Agent, to act as our placement agent for our offering of the Convertible Notes. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. We have agreed to pay the Placement Agent a cash fee of $108,958 for this offering, not including fees that will be paid to the Placement Agent in relation to the Series A convertible Note offering.

Other

From time to time, the Placement Agent and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the Placement Agent and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Placement Agent and their affiliates may at any time hold long or short positions in such securities or loans.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.” The Transfer Agent and Registrar for shares of our common stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

S-26

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Dorsey & Whitney, LLP, New York, NY.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2025 and 2024, and for each of the two years in the period ended June 30, 2025, incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2025, have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at www.meetipower.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC’s website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on October 9, 2025;

●	our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on June 30, 2025; July 3, 2025; July 29, 2025; August 12, 2025; August 19, 2025, September 9, 2025, September 23, 2025, October 21, 2025, October 22, 2025, November 12, 2025, December 1, 2025, and December 9, 2025;

●	The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40391) filed on May 5, 2021, and any amendments or reports filed for the purposes of updating this description;

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules including any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

iPower Inc.

8798 9th Street

Rancho Cucamonga, CA 91730

Attn: Corporate Secretary

Phone: (626) 863-7344

S-27

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

This prospectus relates to the offer and sale, from time to time, by iPower Inc. (“we,” “us,” or the “Company”), in one or more offerings, any combination of common stock, par value $0.001 per share, preferred stock, par value $0.001 per share, warrants, debt securities, rights to purchase common stock or other securities or units having a maximum aggregate offering price of $50,000,000. When we decide to sell a particular class or series of securities, we will provide the specific terms of the offered securities in a prospectus supplement.

The prospectus supplements may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.” Each prospectus supplement will contain information, where applicable, as to our listing on The Nasdaq Capital Market or on any other securities exchange of the securities covered by the prospectus supplement.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of September 27, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $8,849,448, based on 10,056,191shares of our outstanding common stock that were held by non-affiliates on such date and a price of $0.88 per share, which was the price at which our common stock was last sold on The Nasdaq Capital Market on September 15, 2023 (a date within 60 days of the date hereof), calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

An investment in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus, the applicable prospectus supplement and “Item 1A - Risk Factors” of our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $50,000,000. Each time we offer any type or series of securities under this prospectus, we will prepare and file with the Securities and Exchange Commission (“SEC”) a prospectus supplement that contains more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus, any prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with additional information described below under the caption “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any applicable free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The securities offered hereby are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless the context otherwise indicates, references in this prospectus to, “iPower,” “the Company,” “we,” “our,” or “us” mean iPower Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the matters set forth under the section of this prospectus entitled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment decision.

Our Business

iPower Inc. (formerly BZRTH, Inc.) was formed in Nevada in April 2018. Driven by tech and data, iPower Inc. is a U.S.-based online retailer and supplier of consumer home, garden and pet products. Through the operations of our e-commerce platform, www.simpledeluxe.com and www.Zenhydro.com, as well as Amazon, Walmart and eBay, our combined approximate 98,000 square foot fulfillment centers in Los Angeles, California, and our 99,000 square foot fulfillment center in Rancho Cucamonga, California, we believe we are one of the leading online marketers, distributors and retailers in our product categories, based on management’s estimates. Our core strategy continues to focus on expanding our geographic reach across the United States and internationally through organic growth, both in terms of expanding customer base as well as brand and product development. iPower has developed a set of methodologies driven by proprietary data formulas to effectively bring products to market and increase sales.

We are actively developing and acquiring our in-house branded products, which to date include iPower, Simple Deluxe and other brands and consist of products such as home goods, fans, pet products and hydroponics equipment, some of which have been designated as Amazon Choice products and category best sellers, among others. While we continue to focus on our top product categories, we are working to expand our product catalog to include new and adjacent categories through in-house products and our supply chain partners driven by market data analytics.

Products

iPower offers essential products in the home, hydroponic, gardening and pet goods categories. While the company offers products from hundreds of third-party brands, the Company has also established its own in-house branded products which are made available for purchase through our various sales channels. Our in-house branded products, marketed under the iPower™ and Simple Deluxe™ brands, include fans, shelving, furniture, hydroponic-related items, pet supplies and outdoor lifestyle products, some of which have been designated as Amazon best seller product leaders, and for which numerous products have been designated “Amazon’s Choice” and “#1 Best Seller.” We currently offer consumers a variety of products from our proprietary, in-house branded products. This year, we expanded our in-house catalog to include more general home goods products, with home goods making up our largest meta category.

Our Target Markets are Large and Rapidly Growing

Our principal industry opportunity is in the retail sale and distribution of consumer goods. Our primary subcategories include consumer home and pet goods ,consumer general gardening supplies and consumer hydroponics equipment and supplies. Home goods is our largest sales category and currently includes commercial fans, floor and wall fans, storage and shelving units, chairs, and outdoor furniture and recreation products, as well as a number of pet-related products. General gardening supplies include environmental sensors and controls, carts, tools and nutrients, among others. Hydroponics supplies generally include grow light systems; advanced heating, ventilation and air conditioning (“HVAC”) systems; water pumps, heaters, chillers and filters; nutrient and fertilizer delivery systems; and various growing media typically made from soil, rock wool or coconut fiber, among others. . .

The home goods industry has become a significant category we sell into. Grandview Research estimated that the size of the home goods market in the US was $740 billion in 2020 and should reach close to $1,040 billion by 2024, with a CAGR of 7.4%.

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E-Commerce Strategy

The Company continues to grow and develop its e-commerce platforms, including simpledeluxe.com and zenhydro.com, where we sell our in house and third party products. In addition to our websites, we offer products to consumers through established e-commerce channels such as Amazon, Tiktok, eBay, and Walmart. Through these portals we offer various consumer products for sale. Online shoppers can have the ability to peruse our various product categories such as home fans and furnishing, shelving, outdoor lifestyle products, hydroponics equipment and pet products, providing consumers with an easy and quick method to find the exact products they need. In addition to these sections, our webstores offer customers periodic flash deals, best value recommendations and clearance sale items. Each product listed on the site contains product descriptions, product reviews and a picture so the consumer can make an informed and educated purchase. Our product filters allow the consumer to search by brand, manufacturer, or by price. Consumers can shop online day and night and have their purchases shipped directly to the location of their choice, or simply elect to use our website as a resource. Google advertising, social media advertising and email list marketing, in addition to auto-ship functionality, are the primary mechanisms we employ to drive traffic to Zenhydro.com and the other portals through which we make our products available for sale, including Amazon.com, Tiktok, eBay and Walmart. At present, more than 90% of our total sales occur through Amazon.com.

Large Established Distribution Infrastructure

We have a fully developed distribution network through our distribution centers in California. We work with a network of third-party common carrier trucking/freight companies that service our customers throughout the U.S., Canada and across the globe. We receive daily customer orders via our business-to-business e-commerce platform. Orders are then routed to the applicable distribution center and packed for shipments. Most of our customer orders are shipped within one business day of order receipt.

Intellectual Property and Proprietary Rights

Our intellectual property primarily consists of our brands and their related trademarks, domain names, websites, customer lists and affiliations, as well as our marketing intangibles, product know-how and technology. We also hold rights to website addresses related to our business, including websites that are actively used in our daily business operations, such as Zenhydro.com and simpledeluxe.com. We own federally registered trademarks for brands such as “iPower” and “Simple Deluxe,” which correspond to our current in-house branded products.

The Securities We May Offer

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;

•	preferred stock;

•	warrants;

•	debt securities, in one or more series;

•	right to purchase common stock or other securities; and/or

•	units

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in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

Nasdaq Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IPW.”

Corporate Information

The Company, a Nevada corporation, was formed on April 11, 2018 under the name BZRTH Inc. On September 4, 2020, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada changing our name to iPower Inc.

Our principal offices are located at 8798 9th Street, Rancho Cucamonga, CA 91730, and our phone number is (626) 863-7344. Our business website is www.meetipower.com and our e-commerce website is www.Zenhydro.com. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website.

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RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in iPower and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II-Item 1A-Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “leading,” “intend,” “contemplate,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the section in the Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Form 10-K”) entitled “Business,” and the section in the 2023 Form 10-K and any future Quarterly Report on Form 10-Qs incorporated herein by reference entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. Forward-looking statements in this prospectus, each prospectus supplement, and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	our inability to predict or anticipate the duration or long-term economic effect of the ongoing conflict between Ukraine and Russia and any potential supply chain issues that may result;
•	our limited operating history;
•	our future results of operations;
•	our current and future capital requirements necessary to support our efforts to open or acquire new complimentary businesses and channels of trade;
•	our cash needs and financial plans;
•	our competitive position;
•	seasonality and how it may impact consumer behavior and resulting sales;
•	our dependence on consumer interest in growing crops with the equipment and other products that we offer;
•	evolving laws surrounding cannabis on a local, state, and federal level;
•	the effectiveness of our internal controls;
•	our dependence on third parties to manufacture and sell us inventory;
•	our ability to maintain or protect our intellectual property;
•	our ability to innovate and develop new intellectual property to continue enhancing our product and service offerings;
•	our ability to protect our systems from unauthorized intrusions or theft of proprietary information;
•	our ability to retain key members of our executive team;
•	our ability to maintain our relationships with third-party vendors and suppliers;
•	our ability to internally develop products and intellectual property;
•	our ability to achieve expected technological advances by us or by third parties and our ability to leverage such advances;

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•	our potential growth opportunities;
•	interpretations of current laws and the passage of future laws;
•	acceptance of our business model by investors;
•	the accuracy of our estimates regarding expenses and capital requirements;
•	our ability to sell additional products and services to customers;
•	our ability to adequately support growth;
•	our ability to ensure consistency in the quality of our products and the quality and costs of our supply chain, including management of freight costs;
•	any disruption to third party sales platforms, including Amazon.com, Walmart and eBay, through which we derive approximately 98% of our current revenues
•	potential disruption of our business and supply chain as a result of any political conflicts or trade wars between China and the U.S., as well as increased tariffs on the products which we import; and
•	the other risks set forth herein and in the documents incorporated by reference herein under the caption “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

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DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, business prospects, capital requirements, contractual restrictions, and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

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DESCRIPTION OF CAPITAL STOCK

The following sections constitute a summary as of the date of this prospectus and do not purport to be a complete description of our capital stock. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

General

The following description of common stock of the Company (the “common stock”) and preferred stock of the Company (the “preferred stock”), together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time (the “Articles of Incorporation”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). The Nevada General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of September 27, 2023, our authorized capital stock consists of 180,000,000 shares of common stock, par value $0.001 per share, of which 29,764,374 shares of common stock were issued and outstanding; and 20,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Dividends. Subject to the express terms of any outstanding preferred stock, dividends may be paid in cash or otherwise with respect to the holders of our common stock out of the assets of the Company legally available therefor, upon the terms, and subject to such limitations, as the board of directors may determine.

Voting Rights. Holders of common stock are entitled to one (1) vote per share in voting or consenting to the election of directors and for all other corporate purposes for which they are entitled to vote.

Liquidation Rights. Subject to the express terms of any outstanding preferred stock, in the event of a Liquidation of the Corporation, the holders of common stock shall be entitled to share in the distribution of any remaining assets available for distribution to the holders of common stock ratably in proportion to the total number of shares of common stock then issued and outstanding.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, the board of directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions and by filing a certificate pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of preferred stock, for series of preferred stock, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

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Our common stock is listed on The Nasdaq Capital Market under the symbol “IPW.” The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

Options/Warrants/ Restricted Stock Units

As of September 27, 2023, subject to vesting conditions, we had outstanding options to purchase 3,330,000 shares of our common stock at a weighted average exercise price of $1.12. We also had outstanding warrants to purchase 685,715 shares of our common stock at an average exercise price of $5.00 per share and a total of 53,435 vested but unissued restricted stock units.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent and we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the periods during which, and places at which, the warrants are exercisable;
•	the manner of exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that may describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	the terms for changes to or adjustments in the exercise price, if any;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

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•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments, if any;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	any material United States federal income tax consequences; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

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DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and warrants to purchase common stock in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

Unit Agreements Will Not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

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PLAN OF DISTRIBUTION

We may sell the securities described herein, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through one or more agents, including an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	to or through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or crosses in which the same broker acts as agent on both sides of the trade;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

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•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

•	the name or names of any underwriters, dealers, agents or other purchasers;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. If required by applicable law, we will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our securities. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our common stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Michelman & Robinson, LLP. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of iPower Inc. as of and for the years ended June 30, 2023 and 2022, have been audited by UHY LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon its authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website www.meetipower.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on September 14, 2023, including any amendments or supplements thereto;

•	The description of our common stock contained in our registration on Form 8-A (File No. 001-40391) filed with the SEC on May 5, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

26

Up to $1,815,976 Series B Senior Secured Convertible Notes

Shares of Common Stock Issuable Upon Conversion of

the Series B Senior Secured Convertible Notes

PROSPECTUS SUPPLEMENT

December 23, 2025